Exhibit 10.35

AMENDMENT TO GOODWILL PROMISSORY NOTE

This Amendment to Goodwill Promissory Note (this “Amended Note”), dated as of November 29, 2016, amends that certain Goodwill Promissory Note (the “Note”) dated as of October 31, 2012 by San Rafael Distributing, Inc., an Arizona corporation ("Borrower") in favor of Calavo Growers, Inc., a California corporation (“Holder”).  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

Borrower and Holder hereby agree to amend the Note as follows:

1. The second sentence of the Note which states:  "The entire principal amount shall be due and payable on November 1, 2017" is deleted in its entirety and replaced with the following language:  "The entire principal amount shall be payable over a 36 month payment cycle, with the first payment, in the amount of $37,158.17, being due and payable on December 1, 2016, and each subsequent payment being due and payable on the first day of every month thereafter.  Interest at the rate of 4.5% per annum shall begin to accrue and be payable on December 1, 2017 and each month thereafter until paid in full.  The amortization table showing the date and amount of each payment is attached hereto as Exhibit "A" and its terms are incorporated herein.  The maturity date of the Note shall be November 1, 2019, and all principal and all accrued and unpaid interest shall be due and payable in full on such date."

2. The payment of the Note is secured by a pledge of all of the membership interest of the Company owned by Borrower pursuant to that certain Pledge and Security Agreement (the “Security Agreement”) dated as of October 31, 2012 by Borrower in favor of Holder, and the payment of the Note as amended hereby remains secured by the Security Agreement.

3. Payment and performance of the Note is absolutely and unconditionally guaranteed by Francisco Clouthier (“Guarantor”) pursuant to that certain Personal Guaranty (the “Guaranty”) dated as of October 31, 2012 by Guarantor in favor of Holder, and the payment and performance of the Note as amended hereby remains guaranteed by the Guarantor on the terms of the Guaranty.

4. Except as expressly amended herein, all other terms and conditions of the Note remain in full force and effect and are binding obligations of Borrower in connection with the Note, as amended hereby.

-  1  -

IN WITNESS WHEREOF, Borrower and Holder have executed and delivered this Amended Note as of the date first written above.

BORROWER
San Rafael Distributing, Inc.

By:	/s/: Francisco Clouthier
Francisco Clouthier
Its:	President and Secretary

HOLDER
Calavo Growers, Inc.

By:	/s/: James Snyder
James Snyder
Its:	Corporate Controller, CAO

-  2  -